UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

Waterbank of America (USA) Inc.
(Exact name of registrant as specified in its charter)

Utah	0-51075	38-3749557
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Espirito Santo Plaza
1395 Brickell Avenue, Suite 1020
Miami, Florida    33131
(Address of principal executive offices including zip code)

(786) 597-5282
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WATERBANK OF AMERICA (USA) INC.

EXPLANATORY NOTE:

This Amendment No. 2 on Form 8-K/A for Waterbank of America (USA) Inc. (formerly Autostrada Motors, Inc.)(the "Company") for the period ended October 18, 2006 is being filed to amend and restate the items described below contained in the Company's Current Report on Form 8-K for such period originally filed with the Securities and Exchange Commission on October 25, 2006, as subsequently amended by a filing as Amendment No. 1 to Form 8-K/A with the Securities and Exchange Commission on June 11, 2007, to include the audited consolidated financial statements for the Company for the fiscal year ended September 30, 2006.

This Amendment No. 2 amends:

  Item 5.01, Changes in Control of Registrant -- Management's Discussion and Analysis and Plan of Operation, and Item 9.01, Financial Statements and Exhibits, to provide the Audited Consolidated Financial Statements for the Company, including the Audited Consolidated Balance Sheet for the fiscal year ended September 30, 2006, the Consolidated Statements of Operations, Consolidated Statements of Stockholders' Deficit, Consolidated Statements of Cash Flows, and the related Notes to Consolidated Financial Statements, for the fiscal years ended September 30, 2006 and 2005, and

  Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers - Summary Executive Compensation, to provide updated Summary Executive Compensation information relating to the executive officers of the Company for the fiscal years ended September 30, 2006, 2005 and 2004.

In order to preserve the nature and character of the disclosures set forth in such items as originally filed and as previously amended, this Amendment No. 2 does not reflect events occurring after the filing of the original Current Report on Form 8-K on October 25, 2006, as amended by the Amendment No. 1 filed on Form 8-K/A on June 11, 2007, or modify or update the disclosures presented in those filings, except to reflect the revisions as described above.

Item 5.01.    Changes in Control of Registrant.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward-Looking Statements

This Current Report contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact should be considered "forward-looking statements" for purposes of these provisions, including statements that include projections of, or expectations about, earnings, revenues or other financial items, statements about our plans and objectives for future operations, statements concerning proposed new products or services, statements regarding future economic conditions or performance, statements concerning our expectations regarding the attraction and retention of customers and retail locations, statements about market risk and statements underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential" or "continue," or the negative thereof or other similar words. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations or any of our forward-looking statements will prove to be correct. Actual results and developments are likely to be different from, and may be materially different from, those expressed or implied by our forward-looking statements. Forward-looking statements are subject to inherent risks and uncertainties, some of which are summarized in "WBOA BUSINESS - Risks Related to Our Business."

Overview

The Company operates in two segments, the drinking water segment and the ice cube and corporate segment.

The drinking water segment provides customers with purified spring water. It is delivered by truck to the homes and offices of customers. The spring is located in Gatineau, Quebec, and serves the surrounding area.

The ice cube segment has not yet commenced operations. Once operations begin in the first quarter of 2007, the Company will package spring water into patented disposable ice cube trays and distribute the commercially packaged product to restaurants, bars and retail outlets. The Company has obtained patents and trademarks on the packaging and design of the ice cube product. Water for the ice cubes will be obtained from springs in France and Canada.

Significant Transactions

On July 28, 2005, the Company entered into an agreement in which it would purchase a working drinking water spring in New Brunswick, Canada (the "Spring"). The counterparties to the purchase agreement included an individual who held $300,000 of WBOA convertible notes payable. The purchase price was $1,062,419, and was paid by the issuance of 857,143 shares of Common Stock - Series A, 85,714 options to purchase shares of WBOA for $0.77 per share, a note payable to the seller ("Investor") in the amount of $344,250, assumption of certain legal fees and liabilities and $20,250 cash. The shares were valued at $0.14 per share, or $122,472. This value was based on other transactions that were occurring at the time. The options were valued using the Black Scholes model, and it was determined they had no value. As part of its purchase of the Spring, WBOA also agreed to assume the note payable to the Investor of $526,500.

Cash	$20,250
Debentures	344,250
Common A shares	122,472
Purchase debenture	526,500
Accrued expenses	7,434
Legal expense	41,513
$1,062,419

The Company bought the land that contained the spring, a building in which the water bottling was conducted, certain bottling equipment, and other miscellaneous furniture and equipment. In addition, as the Spring was fully functional prior to foreclosure by the bank, there were standards and practices in place to bottle the water and deliver it to customers, and access to certain supervisors who could oversee the operation. There was also access to customers who would buy the water.

Over the next several months, the Company planned to commence the principal operations of the Spring, but never obtained the financing to begin full-scale operations. During this time, the original Investor of the Spring continued putting money into the Spring to maintain the equipment, pay certain employees, and to otherwise keep the Spring operational.

Troubled Debt Restructuring

In December, 2005, it became clear that WBOA would be unable to meet its obligations to the Investor. As a result, negotiations commenced in which, among other things, it was determined that WBOA would give the Spring back to the Investor in exchange for the Investor forgiving all WBOA's indebtedness to him. In addition, the Investor agreed to pay WBOA $397,337 cash to re-obtain the Spring.

Since the Investor gave concessions that he would not have otherwise given without the existence of the financial hardship of WBOA, this transaction was determined to be a troubled debt restructuring in accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings.

On February 11, 2006, the date the deal was executed, WBOA owed the Investor $1,965,162. The carrying value of the Spring on WBOA's books was $1,000,727. After payment of certain legal and accounting costs, the net difference was a gain to WBOA of $811,194. This was recorded as a gain on troubled debt restructuring.

The operations of the Spring were consolidated with WBOA beginning on the date of purchase, July 28, 2005 and ending on February 11, 2006.

Agreements for Water Supply and Ice Cube Manufacture

At the time of the troubled debt restructuring, WBOA also negotiated certain agreements with the Investor. These agreements gave WBOA the right to half of the expected water output of the Spring, or 800,000,000 liters of water, per year. The Investor also agreed to purchase a secured ice cube manufacturing machine to produce ice cubes for WBOA for a price of up to $517,260.

In exchange, WBOA granted an option to the Investor to buy up to 1,714,286 shares of Company stock for $0.77 per share. These options were given a value of $256,016 using the Black-Scholes single option model with the following inputs:

Stock value on date of grant	$0.39
Expected life in years	5 years
Stock price volatility	100%
Risk free interest rate	3.25%
Dividends during term	None

WBOA also agreed to purchase a certain amount of ice cubes from the Spring each year. This agreement was subsequently renegotiated, and there are no future unconditional purchase commitments.

Results of Operations and Financial Condition

Drinking Water Segment

The drinking water segment in Gatineau, Quebec is a relatively stable business, with the revenue spread across many customers who take delivery of the water in 18-liter bottles.

Results of Operations in 2006 versus 2005

Net sales for 2006 were higher than 2005 by $64,000. This was due to an increase in revenue in New Brunswick of $42,000 partially offset by a private label customer in Gatineau we had in 2005 that did not continue ordering from us in 2006. The revenue generated from this customer in 2005 was $12,000. We also had an increase in our normal 18-liter bottle delivery of $45,000. Deposit revenue was lower by $7,000 in 2006, and our other sales were lower by $4,000.

Costs of sales for 2006 were higher than 2005 by $51,000. Production labor increased by $36,000 and the cost of bottles and caps increased by $38,000. Costs associated with the bottling equipment decreased by $20,000 due primarily to repairs in Gatineau in 2005 that were not necessary in 2006.

Selling expenses were less in 2006 by $24,000. We spent $6,000 less on shipping and delivery and $7,000 less on advertising. We also spent $12,000 less on sales related travel in 2006.

General and administrative expenses were $58,000 higher in 2006 due to an increase in administrative salaries of $10,000, an increase in insurance premiums of $12,000, an increase in electricity of $7,000 and an increase in professional fees of $7,000. There was also a bonus paid to management at New Brunswick of $24,000 to incentivize them to continue keeping the operation running.

Interest and finance fees in 2006 were $1,000 higher in 2006 than in 2005 due to increased credit card fees related to the increase in revenue.

Ice Cube and Corporate Segment

Results of Operations in 2006 versus 2005

The Company has not yet begun commercial operations in the ice cube segment. Consequently, there were no significant revenues generated.

Costs of sales decreased by $14,000 due to write offs in 2005 of obsolete inventory obtained in the Ice Rocks acquisition. These write offs did not recur in 2006.

Selling expenses in 2006 increased $78,000 primarily driven by an increase travel and trade show expenses related to selling the Ice Rocks product.

General and administrative costs increased by $1,902,000 over the corresponding period in 2005. This difference includes an increase of $685,000 in accounting and legal fees related to cleaning up past activity to prepare the Company for its merger with Autostrada. There was also an increase in cash compensation to other consultants of $369,000 and $342,000 in stock options to consultants and management. There was also an increase in cash compensation to management of $206,000. Travel expenses also increased by $124,000.

The gain on settlement of debt increased by $67,000 over the amount in 2005. As a result of the approaching reverse merger, there was greater enthusiasm by vendors to take stock instead of cash in payment for their invoices to Waterbank. The Company was able to take advantage of this enthusiasm and favorably settle some of its liabilities with stock. These settlements resulted in gains of $408,000, or approximately $373,000 more than in 2005. Partially offsetting these gains was the effect of modifying the conversion ratio of certain of the debentures late in 2006. The effect of these modifications was an expense of $306,000.

The gain on troubled debt restructuring of $811,000 was due to the return of the New Brunswick spring to the party from whom it was purchased in exchange for the extinguishment of all debt to that party. This transaction happened in 2006 with no corresponding transaction in 2005.

Interest and finance charges increased by $373,000 due to a significant increase in borrowings in the last half of 2005 and throughout 2006. Additionally, there were finder's fees that were paid in connection with the various borrowings. These fees were capitalized, and amortized over the term of the related debentures. As nearly all the debentures matured in 2006, most of the deferred financing fees were also recognized as interest expense in 2006.

Plan of Operation

Our plan of operations for the next 12 months is to implement our business plan as described in this Current Report. We currently have limited capital, and therefore, likely will not be able to take advantage of business opportunities without securing additional funding by means of equity and/or debt offerings of our securities. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

 Liquidity and Capital Resources. In May, 2006, WBOA raised $1,500,000 by the sale of 12,145,745 shares of WBOA common stock at $0.1235 per share, to accredited investors, pursuant to a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Our primary goal as it relates to liquidity and capital resources is to attain and retain the right level of debt and cash to implement our business plan. We may require additional capital financing to implement our business plan, but there can be no assurance that the requisite financings can be secured and on terms reasonably satisfactory to management. We anticipate that new credit facilities, coupled with cash to be raised from private placements of equity and/or debt securities, assuming they will be successful, will be sufficient to satisfy our operating expenses and capital until such time as revenues are sufficient to meet operating requirements.

In August 2006, Mr. Byron Messier, a Director of our Company, advanced $50,000 (non-interest bearing) to WBOA. In addition in August 2006, Messrs. Byron Messier and Wayne C. Fox advanced $300,000 as a bridge loan to WBOA for ongoing operations, which was repaid (together with accrued interest thereon), concurrent with the closing of the WBOA Private Offering.

On October 19, 2006, the Company raised $3,300,000 in a private placement of its securities. Concurrently, the Company consummated a reverse merger into a publicly trading entity.

In January and May 2007, the Company received bridge loans from a related party totaling approximately $500,000.

We have historically experienced significant usage of cash in our operating activities. We have funded our working capital requirements from a combination of cash provided by private placement offerings, operations and loans provided or guaranteed by certain of our executive officers and major stockholders. If our officers and major stockholders were to discontinue lending money to us, such actions could have a material adverse effect on our business, financial condition and results of operations. We also understand from certain financing sources that personal guarantees by our Company's officers and major stockholders may still be required subsequent to our successful completion of the WBOA Private Offering. If lenders were to require such personal guarantees from our officers and major stockholders and such persons refused, our business, financial condition and results of operations could be materially adversely affected.

We expect to fund our contemplated operations through a series of equity and debt financings raised from private placements. We assume that such financing activities, if successful, will be sufficient to satisfy our operating expenses and capital requirements until such time as revenues are sufficient to meet operating requirements.

Commitments and Contractual Obligations. If the Company is able to raise aggregate proceeds in excess of $10 million at a valuation of the Company of at least $50 million during the first 12 months following the final Closing of this Offering, then the Company will issue to Michel P. Pelletier and/or his designees and affiliates, a warrant to acquire five million shares of the Company's common stock at a nominal price of $100. Additionally, we have entered into a five-year lease for office space in Miami, Florida. The commitment made related to that operating lease is shown in the table below. Other than the contractual obligations described above and set forth in the table below, we do not have pending any other commitments and contractual obligations.

An analysis of contractual obligations follows:

		Payment Due By Period
Contractual Obligations	Total	< 1 yr.	1-3 yrs	3-5 yrs.	> 5 yrs.

Debentures	$99,324	$99,324	$-	$-	$-
Capital lease obligations	2,348	2,049	299	-	-
Operating lease obligations	484,316	91,123	193,323	199,870	-

Totals	$486,664	$93,172	$193,622	$199,870	$-

Note that the obligations in the table above are the cash obligations. Most of the outstanding debentures at September 30, 2006 were converted to Common Stock in connection with our reverse merger.

Critical Accounting Policies

Foreign Currency

WBOA operates in Canada. The assets, liabilities and operations of WBOA were measured in Canadian Dollars, which is the Company's functional currency. When WBOA enters into transactions in a currency other than the Canadian Dollar, the transaction is recorded in Canadian Dollars using the foreign currency exchange rate on the date of the transaction. When the resulting receivable or payable is settled, any difference due to foreign currency exchange rate fluctuations is recorded as a gain or loss on foreign currency exchange.

The financial statements as a whole were translated to US Dollars using exchange rates in effect for the periods presented. For assets and liabilities, the exchange rates at the balance sheet dates were used. For revenues, expenses, gains and losses, the exchange rates at the dates of the transactions were used. When there were numerous transactions making up revenue and expense accounts, a weighted average exchange rate was used for that account. The translation adjustment that results from using different rates for different types of accounts is recorded as a separate component of other comprehensive income.

As the Company is increasing its marketing and administrative operations in the United States, there is a risk that if the exchange rate between Canada and the United States fluctuates significantly, the Company could experience deterioration in the value of its assets.

Revenue Recognition

The Company's revenues primarily consist of water delivered to customers. The Company also receives rental revenue for coolers that it rents to customers and revenue related to bottles supplied to customers.

The Company recognizes revenues in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. Under the provisions of SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, product delivery and acceptance have occurred, the sales price is fixed and determinable, and collectibility of the resulting receivable is reasonably assured. Such conditions are typically met upon delivery of the water to the customers.

The bottles supplied to the customers can be returned to the Company for the deposit amount originally paid. The Company has recorded a reserve for returned bottles based on the estimated number of bottles in circulation among its customers.

Stock-Based Compensation

The Company accounts for equity issuances to non-employees in accordance with SFAS No. 123, Accounting for Stock Based Compensation. Beginning October 1, 2006, the Company will account for equity issuances to employees and others in accordance with SFAS No. 123(R) "Share-Based Payment."

Under SFAS No. 123, entities are required to recognize as expense over the vesting period the fair value of all stock-based awards on the date of the grant. When the Company issues shares or options to settle liabilities, the difference between the value of the equity issuance and the value of the liability is recorded as a gain or loss on share settlement.

Alternatively, for employee stock option grants, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income (loss) disclosures for these grants as if the fair value based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and provide pro forma disclosures required by SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. There were no options granted to employees in 2004 and 2005.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share Based Compensation. This statement requires companies to measure the cost of all employee stock-based compensation awards using a fair value method and to record such expense in its financial statements. The adoption of SFAS No. 123(R) also requires additional accounting and disclosures relating to the income tax and cash flow effects resulting from share-based payment arrangements. The Company will adopt the provisions of SFAS No. 123(R) beginning October 1, 2006. The Company has not yet determined the impact that adoption of this new statement will have on its consolidated financial condition or results of operations.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, Share-Based Payment ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS No. 123R and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS No. 123R, to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. The Company has not yet determined the impact that adoption of this new statement will have on its consolidated financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In September 2005, the EITF issued EITF 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issued ("EITF 05-07"). EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05- 07 on our consolidated financial position, results of operations or cash flows.

In September 2005, the FASB Emerging Issues Task Force issued EITF 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature. EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be any impact from the adoption of EITF 05-08 on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. Companies are required to apply SFAS No. 155 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 155 will have a material effect on its audited condensed consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140. Companies are required to apply SFAS No. 156 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 156 will have a material effect on its audited condensed consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation ("FIN") 48, Accounting for Uncertainty in Income Taxes-An Interpretation of Statement of Financial Accounting Standards No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently determining the effect, if any, the adoption of FIN 48 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, the adoption of this statement will have on its results of operations or financial position.

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have any impact on the Company's financial condition or results of operations.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company's cash position may be inadequate to pay all of the costs associated with the implementation of our business plan. Management intends to use borrowings and securities sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Off-Balance Sheet Arrangements

We are not aware of any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Related Party Activity

The Company has an arrangement with a shareholder in which the shareholder makes introductions and gives advice regarding financing for the Company. The individual and his company invoiced Waterbank for these services. Waterbank recognized cost to this shareholder of $196,161 and $196,093 in 2006 and 2005, respectively. On December 9, 2005, to pay all the then outstanding invoices, the Company issued 214,286 shares of Series A Common stock to this individual. The value of the shares was $83,749. On May 31, 2006, the Company granted 57,143 shares to this shareholder. The value of these shares was $23,578.

Another shareholder provides service to the Company in the form of finding deals and acting as an advisor to management. He was instrumental in the purchase and disposal of the New Brunswick spring. In connection with the New Brunswick transaction, he was paid $86,630 as a commission. Additionally, he received 857,143 shares of Series A Common stock related to Waterbank's purchase of the Spring. The value of these shares was $122,479. A company he owns was also paid $48,234 for storage fees during the year ended September 30, 2006.

A company controlled by the founding shareholder of Waterbank was paid consulting fees of $109,305 and $65,723 during the years ended September 30, 2006 and 2005, respectively.

Another shareholder was paid consulting fees of $262,861 in 2006, including 1,000,000 shares of Class A Common stock with a value of $112,730 and options with a value of $20,754. In 2005, this shareholder was paid $49,189.

Another related party was paid consulting fees of $136,894 in 2006, including options with a value of $20,754. In 2005, this shareholder was paid $35,548.

Another related party was paid consulting fees of $27,791 and $17,175 during the years ended September 20, 2006 and 2005, respectively.

Another shareholder provides legal services to the Company. On April 6, 2006, this shareholder was granted 71,428 shares of Class A Common stock with a value of $28,182. The shareholder's firm was paid $255,327 and $52,489 during the years ended September 30, 2006 and 2005, respectively.

Another shareholder also provides legal services to the Company. On April 25, 2006, this shareholder was granted 71,428 shares of Class A Common stock with a value of $28,718.

Another shareholder provides services in the form of acting as a liaison with the Company's French affiliates and contractors. His company was paid $27,511 and $43,815 in the years ended September 30, 2006 and 2005, respectively.

Two shareholders advanced a bridge loan to the Company on August 9, 2006 in the amount of $350,000. The outstanding balance on this loan at September 30, 2006 was $356,667. In addition to repaying the principal and interest on this loan on October 18, 2006, the shareholders each received 5,714 shares of Waterbank Class A Common stock with a combined value of $11,429.

Another shareholder was paid $306,100 in advisory fees related to the raising of capital financing for the Company in June 2006.

The Board of Directors has approved, and the Company has paid bonuses and moving allowances to certain shareholders in excess of the amounts specified in their respective employment agreements. The Company also maintains a residence for the use of certain shareholders.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summary Executive Compensation — Water Bank of America Inc.

		Annual
		Cash	Option	Common	Total
Name and Principal Position	Year	Compensation	Awards (1)	Stock	Compensation
		($)	($)	($)	($)

Jose-Francisco Klujsza	2006	-	-	-	-
President and Chief Executive Officer	2005	-	-	-	-
	2004	-	-	-	-

Jean-Jean Pelletier	2006	129,377	20,754	112,730	262,861
Senior Vice President	2005	49,189	-	-	49,189
	2004	22,582	-	-	22,582

Robert Pelletier	2006	116,140	20,754	-	136,894
Vice President	2005	35,548	-	-	35,548
	2004	22,582	-	-	22,582

(1) The amounts in the option awards column represent the accounting charge taken for options issued in 2006. In 2006, the Company accounted for options in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123. Under the guidance of SFAS No. 123, since the recipients are employees, the amount recorded is the intrinsic value of options granted.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board Of Directors And Stockholders
Waterbank of America Inc.
Montreal, Canada

We have audited the accompanying consolidated balance sheet of Waterbank of America Inc. as of September 30, 2006 and the related consolidated statements of operations and comprehensive loss, shareholders' deficit and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waterbank of America, Inc. as of September 30, 2006 and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a stockholders' deficit, has incurred substantial net losses and has substantial monetary liabilities in excess of monetary assets as of September 30, 2006. These matters, among others, raise substantial doubt about their abilities to continue as a going concern. Management's plans concerning these matters are described in Note 2. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Stonefield Josephson, Inc. Stonefield Josephson, Inc.
Certified Public Accountants Los Angeles, California
June 15, 2007

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

As of September 30, 2006

ASSETS

Current assets:
Cash and cash equivalents	$33,450
Accounts receivable, net of allowance for doubtful accounts of $5,560	21,005
Related party receivables	235,583
Sales taxes receivable	82,438
Inventory	22,964
Prepaid expenses	33,205
Deferred finance and offering costs, net	202,518
Total current assets	631,163

Property and equipment, net	572,207
Patents, trademarks and other intangibles, net	167,129
Deposits	31,169
Total assets	$1,401,668

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,647,685
Related party convertible debentures	882,218
Current portion of convertible debentures	1,186,502
Related party bridge notes	356,667
Customer bottle deposits	36,043
Total current liabilities	4,109,115

Convertible debentures, less current portion	51,966
Total liabilities	4,161,081

Commitments and contingencies (See Note 7)

Stockholders' deficit:
Common stock - Series A	2,947,470
Accumulated deficit	(5,542,777)
Other comprehensive loss	(164,106)
Total stockholders' deficit	(2,759,413)
Total liabilities and stockholders' deficit	$1,401,668

The accompanying notes are an integral part of these consolidated financial statements

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

For the Years Ended September 30, 2006 and 2005

	2006	2005

Net sales	$342,897	$279,169
Cost of sales	218,266	181,147
Gross profit	124,631	98,022
Selling expenses	264,231	210,279
General and administrative expenses	3,082,353	1,123,324
Loss from operations	(3,221,953)	(1,235,581)
Interest expense	(551,552)	(155,900)
Gain on modification and settlement of debt	101,953	35,050
Gain on troubled debt restructuring	810,547	-
Loss before income taxes	(2,861,005)	(1,356,431)
Income tax expense	-	-
Net loss	$(2,861,005)	$(1,356,431)

Net loss per share:
Basic	$(0.36)	$(0.26)
Diluted	$(0.36)	$(0.26)

Weighted average shares outstanding:
Basic	7,941,636	5,122,512
Diluted	7,941,636	5,122,512

Comprehensive loss:
Net loss	$(2,861,005)	$(1,356,431)
Foreign currency translation	(55,681)	(118,032)
Comprehensive loss	$(2,916,686)	$(1,474,463)

The accompanying notes are an integral part of these consolidated financial statements

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Years Ended September 30, 2006 and 2005

						Accumulated
						Other
	Common Stock Series A		Common Stock Series B		Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Deficit	Income (Loss)	Total

Balance at October 1, 2004	4,087,521	$480,967	857,143	$58,888	$(1,325,341)	$9,607	$(775,879)

Shares granted to settle liabilities	71,429	10,447					10,447
Shares issued related to
purchase of New Brunswick spring	857,143	122,479					122,479
Net loss					(1,356,431)		(1,356,431)
Cumulative foreign
currency translation						(118,032)	(118,032)

Balance at September 30, 2005	5,016,093	613,893	857,143	58,888	(2,681,772)	(108,425)	(2,117,416)

Shares granted to settle liabilities	1,492,452	586,271					586,271
Shares issued with bridge loans	11,429	4,657					4,657
Shares sold for cash	3,469,718	1,507,365					1,507,365
Series A offering costs		(357,795)					(357,795)
Stock options granted to settle
liabilities		204,963					204,963
Stock options granted in
troubled debt restructuring		256,016					256,016
Stock options granted to employees		76,887					76,887
Cancellation of stock options		(3,675)					(3,675)
Conversion of Class B to Class A shares	8,571,429	58,888	(857,143)	(58,888)
Net loss					(2,861,005)		(2,861,005)
Cumulative foreign
currency translation						(55,681)	(55,681)

Balance at September 30, 2006	18,561,121	$2,947,470	-	$-	$(5,542,777)	$(164,106)	$(2,759,413)

The accompanying notes are an integral part of these consolidated financial statements

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2006 and 2005

	2006	2005

Operating activities:
Net loss	$(2,861,005)	$(1,356,431)
Adjustments to reconcile net loss to net cash
used in operating activities:
Change in allowance for doubtful accounts	1,060	1,157
Depreciation and amortization	111,417	43,697
Write-off of unusable inventory	-	25,620
Gain on modification and settlement of debt	(101,953)	(35,052)
Amortization of deferred finance costs	278,221	50,396
Stock-based compensation	319,532	-
Gain on cancellation of options	(3,597)	-
Gain on troubled debt restructuring	(810,547)	-
Change in accumulated other comprehensive loss	69,637
Effect of changes in:
Accounts receivable	2,562	(3,311)
Sales taxes receivable	12,519	(77,931)
Inventories	196	(22,254)
Prepaid expenses	(31,170)	12,916
Accounts payable and accrued expenses	1,014,466	271,717
Customer bottle deposits	(11,089)	25
Accrued interest on convertible debentures	276,960	98,529
Net cash used in operating activities	(1,732,790)	(990,922)

Investing activities:
Purchase of property and equipment	(212,123)	(42,850)
Expenditures to obtain new patents	(73,309)	-
Payment of deposit	(27,849)	(2,513)
Cash received in troubled debt restructuring	345,386	-
Net cash used in investing activities	32,105	(45,363)

Continued

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2006 and 2005

Continued

	2006	2005

Financing activities:
Proceeds from the issuance of convertible debentures	244,280	895,316
Payments on convertible debentures	(146,172)	-
Proceeds from the issuance of related party convertible debentures	234,079	504,287
Proceeds from the issuance of bridge notes	300,290	-
Payment of finance charges	(156,566)	(168,766)
Proceeds from the issuance of Common stock - Series A	1,474,951	16,534
Payment of Series A offering costs	(330,661)	-
Short-term borrowings from shareholders (net)	(1,391)	(157,473)
Payment of related party payables	(49,868)	-
Advances from debenture holders	339,698	-
Payment of deferred stock offering costs	(194,391)	-
Net cash provided by (used in) financing activities	1,714,249	1,089,898
Effect of exchange rate changes on cash	(68,601)	497
Net increase (decrease) in cash	(55,037)	54,111
Cash, beginning of period	88,487	34,376
Cash, end of period	$33,450	$88,487

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,860	$5,355
Cash paid for income taxes	$-	$-
Supplemental disclosure of non-cash investing
and financing activities:
Issuance of stock and options in payment of liabilities	969,660	45,551
Payment of liability by issuance of bridge note	48,889	-
Issuance of convertible debentures and
stock for purchase of New Brunswick spring	-	1,034,367
Relief of debt in troubled debt restructuring	1,918,508	-
Conversion of Class B to Class A Common stock	58,888	-

The accompanying notes are an integral part of these consolidated financial statements

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business

Waterbank of America Inc. (the "Company" or "Waterbank") was incorporated on May 31, 2002 under the laws of the province of Quebec, Canada. Waterbank acquires and operates drinking water springs in Canada and has a patented unique way to package purified water ice cubes under the name "Ice Rocks." The Company's water operations are located in Quebec, Canada. The Company's ice cube production facility is located in La Roche sur Yon, France. The Company maintains offices in Montreal, Canada and Miami, Florida.

NOTE 2 - Summary of significant accounting policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. They are stated in United States of America ("US") Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of Waterbank of America Inc. and its wholly owned subsidiary, Eau de Source Vita (2000) Inc. The accounts of 4287762 Canada, Inc. are included in the consolidated financial statements for the period from July 28, 2005 until February 11, 2006. This is the period during which Waterbank owned 4287762 Canada, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Management's Plan

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a stockholders' deficit, has incurred substantial net losses and has substantial monetary liabilities in excess of monetary assets as of September 30, 2006. Management's plan regarding the uncertainty about the Company's ability to continue as a going concern has been to raise $3,300,000, of which the net to the Company was approximately $1,600,000 in equity financing on October 18, 2006, to execute a reverse merger into a public shell, to obtain bridge loans, and to raise additional equity financing. See Note 15 regarding events subsequent to September 30, 2006.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Foreign Currency

Waterbank operates in Canada. The assets, liabilities and operations of Waterbank were measured in Canadian Dollars, which is the Company's functional currency. When Waterbank enters into transactions in a currency other than the Canadian Dollar, the transaction is recorded in Canadian Dollars using the foreign currency exchange rate on the date of the transaction. When the resulting receivable or payable is settled, any difference due to foreign currency exchange rate fluctuations is recorded as a gain or loss on foreign currency exchange.

The financial statements as a whole were translated to US Dollars using exchange rates in effect for the periods presented. For assets and liabilities, the exchange rates at the balance sheet dates were used. For revenues, expenses, gains and losses, the exchange rates at the dates of the transactions were used. When there were numerous transactions making up revenue and expense accounts, a weighted average exchange rate was used for that account. The translation adjustment that results from using different rates for different types of accounts is recorded as other comprehensive income.

As the Company is increasing its marketing and administrative operations in the United States, there is a risk that if the exchange rate between Canada and the United States fluctuates significantly, the Company could experience deterioration in the value of its assets.

Segment Information

The Company operates in two segments, the drinking water segment and the ice cube segment. These activities are considered different segments because they will ultimately have different customer bases, and be managed in different fashions. The drinking water segment provides customers with purified spring water. The water is delivered by truck to the homes and offices of customers in Canada. The ice cube segment has not yet commenced operations. However, once operations begin, it will package the spring water into patented disposable ice cube trays and distribute the commercially packaged product to restaurants, bars and retail outlets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provisions for uncollectible accounts receivable and sales returns, the valuation of inventory and equity instruments, the useful lives of assets, the fair value of assets acquired, the recoverability of long-lived assets and the realization of deferred tax assets. Actual results could differ from these estimates.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Reclassifications

Certain prior year financial statement balances have been reclassified to conform to the current year presentation. These reclassifications have no effect on the recorded net loss.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and accounts receivable. The Company maintains its cash in one bank. At times the cash deposit balance can be significant. The Company's operations are in Quebec, Canada. Its trade accounts receivable are due from customers in western Quebec, Canada, a relatively concentrated geographic area.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. The fair value of convertible debentures approximates the carrying value based on rates currently available to the Company.

Related Party Receivables

The Company is potentially liable for certain obligations of key employees. These obligations have been recorded as liabilities of the Company. In the event the Company has to pay these obligations, the employees have agreed to reimburse the Company. The related party receivables are the amounts the employees will reimburse the Company if the Company is compelled to pay these liabilities. If the employees satisfy the liabilities directly, the Company will no longer be liable, and the liability and corresponding receivable will be extinguished.

Sales Taxes Receivable

The Company pays Canadian Federal and Provincial sales tax when it purchases goods and services. It also collects these taxes when it sells its products. At the end of each quarter, the Company files a tax return with each tax authority and requests a refund of the amount it paid on purchases in excess of the amount it collected on sales. For financial reporting purposes, the Company offsets the receivable with the payable and the net expected refund is presented as sales tax receivable.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out basis and is composed of raw materials and finished goods. There was no work in process at September 30, 2006. Raw materials are primarily bottles in which to sell the water and packaging for the ice cubes. Finished goods consists of packaged ice cubes ready for sale. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation includes an analysis of sales levels by product type. Among other factors, the Company considers historical and forecasted demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining the net realizable value of the inventory. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives, which range from three to twenty five years. When items are retired or disposed of, income is charged or credited for the difference between the net book value of the asset and the proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. At September 30, 2006, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products will continue. Either of these could result in future impairment of long-lived assets.

Customer Deposits

The Company provides bottles to its water customers. When the bottles are delivered, the customer pays the Company a deposit. When the customers return the bottles, they get their deposit back. The customer deposits account represents an estimate of the number of bottles at customer sites times the amount of deposit for each bottle.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Revenue Recognition

The Company's revenues primarily consist of water delivered to customers. The Company also receives rental revenue for coolers that it rents to customers and revenue related to bottles supplied to customers.

The Company recognizes revenues in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. Under the provisions of SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, product delivery and acceptance have occurred, the sales price is fixed and determinable, and collectibility of the resulting receivable is reasonably assured. Such conditions are typically met upon delivery of the water to the customers.

The bottles supplied to the customers can be returned to the Company for the deposit amount originally paid. The Company has recorded a reserve for returned bottles based on the estimated number of bottles in circulation among its customers.

Advertising Costs

All advertising costs are recognized as expense when incurred. Advertising expense was $41,403 and $12,999 for the years ended September 30, 2006 and 2005, respectively.

Shipping and Handling Costs

The Company delivers water from its spring to customers' offices. These costs are considered necessary to properly serve the customer and complete the revenue cycle. The Company records these costs as selling expenses because they are not a cost of producing the product, but rather a service to get the customers to buy the product.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized.

Through September 30, 2006, the Company operated in Canada. Deferred tax assets and liabilities were calculated at the currently effective Canadian tax rates.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Stock-Based Compensation

The Company accounts for equity issuances to non-employees in accordance with SFAS No. 123, Accounting for Stock Based Compensation. Beginning October 1, 2006, the Company began accounting for equity issuances to employees and others in accordance with SFAS No. 123(R), Share-Based Payment.

Under SFAS No. 123, entities are required to recognize as expense over the vesting period the fair value of all stock-based awards on the date of the grant.

When the Company issues shares or options to settle liabilities, the difference between the value of the equity issuance and the value of the liability is recorded as a gain or loss on share settlement.

Alternatively, for employee stock option grants, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income (loss) disclosures for these grants as if the fair value based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and provide pro forma disclosures required by SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.

The following table illustrates the effect on net loss and net loss per share for the year ended September 30, 2006 as if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted to employees. For purposes of this pro forma disclosure, the fair value of the options is estimated using the Black Scholes option-pricing model and amortized on a straight-line basis to expense over the options' vesting period.

We are not presenting periods prior to the year ended September 30, 2006, because there were no stock options issued to employees. Therefore, the actual net income equals the pro forma net income:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Year
Ended
September 30,
2006

Net loss, as reported	$(2,861,005)

Add: Stock based employee compensation
included in net loss, net of tax effects	76,887

Deduct: Stock based employee compensation
expense determined under fair value method,
net of tax effects	(1,029,193)

Net loss, pro forma	$(3,813,311)

Net loss per share, actual:
Basic	$(0.36)
Diluted	$(0.36)

Net loss per share, pro forma:
Basic	$(0.48)
Diluted	$(0.48)

Other Comprehensive Income (Loss)

The other comprehensive income (loss) includes all changes in stockholders' deficit during a period from non-owner sources. Waterbank's other comprehensive income (loss) is solely the result of fluctuations in the currency exchange rates between the Canada and the United States. When the Company translates its financial statements to the US Dollar, the difference in account balances attributable to changes in the exchange rate is recorded as other comprehensive income (loss).

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss by the weighted average shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the weighted average shares and dilutive potential shares outstanding during the period. Dilutive potential shares consist of

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

dilutive shares issuable upon the exercise of outstanding stock options computed using the treasury stock method and shares issuable upon the conversion of notes payable using the "if converted" method. For the purpose of calculating the diluted net loss per share, the Company follows EITF No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. Under EITF No. 04-8, the Company calculates potentially dilutive shares resulting from conversion of notes payable at a discount to the market price of the stock by estimating the value of the shares and applying the stated discount rate.

All potentially dilutive shares of approximately 6,540,707 and 6,998,303 for the years ended September 30, 2006 and 2005, respectively have been excluded from the diluted loss per share as their effect would be anti-dilutive for the periods then ended.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share Based Compensation. This statement requires companies to measure the cost of all employee stock-based compensation awards using a fair value method and to record such expense in its financial statements. The adoption of SFAS No. 123(R) also requires additional accounting and disclosures relating to the income tax and cash flow effects resulting from share-based payment arrangements. The Company will adopt the provisions of SFAS No. 123(R) beginning October 1, 2006. The Company has not yet determined the impact that adoption of this new statement will have on its consolidated financial condition or results of operations.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, Share-Based Payment ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS No. 123R and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS No. 123R, to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. The Company has not yet determined the impact that adoption of this new statement will have on its consolidated financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In September 2005, the EITF issued EITF 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issued ("EITF 05-07"). EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be a material impact from the adoption of EITF 05-07 on our consolidated financial position, results of operations or cash flows.

In September 2005, the FASB Emerging Issues Task Force issued EITF 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature. EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. We do not expect there to be any impact from the adoption of EITF 05-08 on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. Companies are required to apply SFAS No. 155 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 155 will have a material effect on its audited condensed consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140. Companies are required to apply SFAS No. 156 as of the first annual reporting period that begins after September 15, 2006. The Company does not believe adoption of SFAS No. 156 will have a material effect on its audited condensed consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation ("FIN") 48, Accounting for Uncertainty in Income Taxes-An Interpretation of Statement of Financial Accounting Standards No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently determining the effect, if any, the adoption of FIN 48 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, the adoption of this statement will have on its results of operations or financial position.

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have any impact on the Company's financial condition or results of operations.

NOTE 3 - INVENTORY

Inventory consists of the following at September 30, 2006:

September 30,
2006

Raw materials	$22,964
Finished goods	-

$22,964

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

	Estimated
	Useful	September 30,
	Lives	2006

Land		$19,630
Water source		100,263
Bottles		35,588
Building	25 years	58,725
Bottling equipment	5 years	368,570
Furniture and fixtures	5 years	21,400
Autos and trucks	5 years	16,970
Computer hardware	3 years	29,379
Paving the parking lot	10 years	4,025

		654,550
Less: accumulated depreciation
and amortization		(82,343)

		$572,207

The land and water source are not depreciated because they have indefinite lives. The bottles are predominately in service at customer sites. They are not being depreciated because if a customer breaks one, the Company recognizes the customer's deposit on that bottle into income, collects another deposit on a new bottle and places the new bottle into service. The value of the installed base of bottles does not deteriorate.

Included in bottling equipment at September 30, 2006 is an idle ice cube machine that was purchased during 2006. The cost of the machine was $180,235. The Company has not begun depreciating the machine as it has not yet been put into service. Once it begins operating, the Company will depreciate it using the same expected life as the existing machines.

Depreciation expense was $25,800 and $17,044 for the years ended September 30, 2006 and 2005, respectively.

Expected future depreciation of the property and equipment is as follows:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

Year	Amount

2007	$93,933
2008	90,152
2009	82,353
2010	76,466
2011	38,807
Thereafter	35,018

Total	$416,729

Included in property and equipment are assets under capital leases with a cost of $16,970 and accumulated amortization of $7,029 at September 30, 2006.

The cost to the Company for ordinary maintenance and repairs for the property and equipment was $19,001 and $16,854 for the years ended September 30, 2006 and 2005, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets at September 30, 2006 consist of the following:

		Accumulated	Net Book
	Cost	Amortization	Value

Patents	189,568	(40,857)	148,711
Trademarks and other	108,285	(89,867)	18,418
Deferred finance costs	342,736	(338,778)	3,958

Patents are amortized over the shorter of their expected useful life or their legal term. Generally patents are amortized over a weighted average period of 14.5 years. Amortization of patents was $29,441 and $6,648 for the years ended September 30, 2006 and 2005, respectively.

Trademarks and other intangible assets are amortized over their expected useful lives of 2 months to 8.5 years. The weighted average amortization period for trademarks and other intangible assets is 5 years. Amortization of trademarks and other intangible assets was $56,176 and $19,992 for the years ended September 30, 2006 and 2005, respectively.

Deferred finance costs are amortized over the term of the related financing, generally 2 years. Amortization of deferred finance costs was $278,221 and $50,393 for the years ended September 30, 2006 and 2005, respectively.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

Deferred offering costs were incurred in 2006. They relate to a private placement of Company shares that was completed October 18, 2006. These costs totaled $198,560 at September 30, 2006. This balance will be offset against the proceeds of the offering upon closure of the private placement.

The expected amortization of the intangible assets is as follows:

			Deferred
			Finance
Year	Patents	Trademarks	Costs

2007	$10,542	$7,040	$3,958
2008	10,542	7,040
2009	10,542	4,338
2010	10,542
2011	10,542
Thereafter	96,001

Total	$148,711	$18,418	$3,958

NOTE 6 - CONVERTIBLE DEBENTURES

The Company has issued debentures, all of which automatically convert to stock upon the Company's going public, as defined in the debentures.

Certain of the debentures had originally been issued with a fixed conversion price. Debentures that converted at a fixed price per share were issued with conversion prices greater than the value of the shares on the date of the debenture. These are recorded in accordance with Accounting Principles Board Opinion ("APB") No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. On the date of issuance, the debentures are recorded at face value and the conversion feature is not remeasured.

In September 2006, these debentures were modified such that the fixed conversion price was changed to a discount from market price. This conversion was treated as an extinguishment and reissuance of debt in accordance with EITF 06-6 and EITF 96-19. As a result, there was a charge to operations of $306,472 representing the difference between the carrying value of the debentures prior to the conversion and the fair value of the debentures after the conversion.

For debentures that do not have fixed conversion prices, but rather convert at a discount from market price on the date of conversion, it is not possible to calculate the beneficial conversion feature until such time as the market price is known. The modification of the debentures from a fixed conversion price to a conversion price at a discount from market did not result in any gain or loss as it was not possible to calculate the benefit. When Waterbank completed the reverse merger with Autostrada (See Note 14) on October 18, 2006, the market price was then known, and the Company recorded $457,801 as interest expense related to these debentures.

Convertible debentures at September 30, 2006 consisted of the following:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

Convertible Debentures - Principal and interest. Stated interest rates 10% - 12.5% compounded twice per year, conversion at 75% - 100% of market price, maturities August, 2005 to January, 2008	1,937,402

Convertible Debenture - Principal and interest. Stated interest rate 10%, compounded twice per year, conversion at 85% of market price, matures upon the Company's listing on a public stock exchange	183,284

2,120,686
Related party convertible debentures	882,218
Current portion	1,186,502
Long term portion	$51,966

Certain of the debentures are guaranteed by an individual and the Company's subsidiary Eau de Source Vita (2000).

In some cases, a commission or finders fee is paid to third parties for introducing the investors. This fee is capitalized and amortized on a straight line basis, which approximates the interest method, over the term of the related debenture. Amortization expense $286,260 and $50,393 in 2006 and 2005, respectively. Accumulated amortization of deferred finance costs was $338,778 at September 30, 2006.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

At September 30, 2006, convertible debentures in the amount of $1,622,641 were in default. These debentures had matured, but had not been paid. On October 18, 2006, the Company effected a reverse merger into a publicly traded entity and all convertible debentures except two debentures valued at $69,959 converted into Series A Common stock. On May 1, 2007, the Company defaulted on the only remaining convertible debenture. That convertible debenture is guaranteed and collateralized by the Company's subsidiary, Eau de Source Vita (2000).

At September 30, 2006, the Company' future principal and interest obligations were as follows:

Year	Amount

2007	$2,068,720
2008	51,966

Total	$2,120,686

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company leases office space in Montreal, Canada and Miami, Florida. It also rents a vehicle and equipment on an as-needed basis. One of the leases in Miami expired in April 2006, and the Company signed a new five-year lease for other space at that time. The lease for this space has a fixed amount of rent escalation defined in the agreement. The Company accounts for this lease in accordance with FASB Technical Bulletin 85-3, Accounting for Operating Leases with Scheduled Rent Increases. Under that Bulletin, the Company has calculated the total minimum payments for this lease and recognizes this total on a straight line basis over the term of the lease. The resulting difference between the amount recorded as expense and the amount paid is recorded as deferred rent.

Total rental expense was $78,233 and $47,583 in 2006 and 2005, respectively.

Future minimum rental expenditures for the next five years are as follows:

Year	Amount

2007	$91,123
2008	94,768
2009	98,556
2010	102,489
2011	97,381

Total	$484,317

Commitments

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

On November 20, 2003, the Company signed an agreement with a financial advisor in which the financial advisor would provide service to the Company in exchange for 65,000 shares of Company stock per month. The Company recorded this each month using the fair value of the shares. At September 30, 2006, the agreement was still in force and the Company continued recording an expense and a liability each month related to this agreement. The Company had recorded a liability of $166,400 and $65,000 at September 30, 2006 and September 30, 2005, respectively, related to this commitment. On October 9, 2006, this commitment was extinguished through the issuance of 142,857 shares of Waterbank stock to the financial advisor. As a result of the settlement of this debt, the Company recognized a gain of $90,946.

The Company has an agreement with a French manufacturing entity which will manufacture ice cubes according to agreed-upon specifications. The Company agreed to pay the French entity a minimum of $1,935 per month.

At various times during 2006, the Company entered into employment and consulting agreements with its key executives. Commitments resulting from these employment agreements are as follows:

Year	Amount

2007	$1,267,400
2008	1,227,400
2009	878,400

Total	$3,373,200

NOTE 8 - STOCKHOLDERS' EQUITY

The Company is authorized to issue an unlimited number of Class A through Class G shares without par value. There have been no issuances of Classes C through G shares.

The Class A and B shares do not have dividend rights, and both participate equally in the profits and assets of the Company. The holders of Class A shares get one vote per share. The holders of the Class B shares get ten votes per share.

On September 28, 2006, by approval of the shareholders, all Class B shares were converted to Class A shares such that each share of Class B was exchanged for ten (10) shares of Class A capital stock. This transaction was recorded as a recapitalization, and accordingly no gain or loss was recognized.

Stock Options

A summary of option activity for the years ended September 30, 2006 and 2005 is presented below:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

	Years Ended September 30,
	2006		2005

		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding at beginning of period	243,429	$0.88	542,777	$0.88
Granted	7,487,009	0.70	243,429	0.88
Exercised	-	-	-	-
Forfeited/cancelled	(35,714)	0.88	(542,777)	0.88
Outstanding at end of period	7,694,724	0.70	243,429	0.88

Exercisable at end of period	6,674,189	0.67	243,429	0.88

The weighted average grant date fair value of options granted during the year ended September 30, 2006 and 2005 was $0.08 and zero, respectively.

The following table summarizes information about stock options and warrants outstanding and exercisable at September 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Price	of Shares	Life (Years)	Price	of Shares	Price

$0.42	3,177,009	3.77	$0.42	3,177,009	$0.12
$0.88	4,432,001	3.94	$0.88	3,411,465	$0.88
$1.75	85,714	2.67	$1.75	85,714	$1.75

The fair value of options granted during 2006 and 2005 was estimated on the date of grant using the Black-Scholes option-pricing model utilizing the single option approach using the following weighted-average assumptions:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

	Years Ended September 30,
	2006	2005

Expected life in years	2-5	2-5
Stock price volatility	100.0%	50.0%
Risk free interest rate	3.50%-4.53%	2.75%-3.25%
Dividends during term	None	None

NOTE 9 - INCOME TAXES

The Company operates in Canada and is subject to Canadian Federal and Quebec Provincial income tax. As the Company has continuing losses, there is no current income tax provision.

Deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability. There are no current deferred taxes. Significant components of the Company's deferred tax assets at September 30, 2006 are as follows:

Deferred tax assets, non-current
Depreciation and amortization	466,277
Net operating loss carryforward	1,694,136
Valuation allowance	(2,160,413)
Total net deferred tax assets	-

The Company's valuation allowance increased $1,179,424 and $448,767 during the years ended September 30, 2006 and 2005, respectively.

The Company generated Canadian federal net operating losses ("NOL") of approximately $3,081,000 and $1,448,000 for the years ended September, 2006 and 2005. At September 30, 2006 the Company had Canadian federal net operating loss carryforwards of $6,216,000 which will begin to expire in 2008. At September 30, 2006, the Company had Quebec provincial net operating loss carryforwards of $6,100,000 which will begin to expire in 2008. There is a potential for limitations on the net operating losses available to offset future earnings if it is determined that there has been an ownership change as defined by the relevant taxing authorities.

The Company operates in Canada. Reconciliation of income taxes computed by applying the statutory income tax rate to the Company's income before income taxes to the income tax provision is as follows:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

	Year Ended
	September 30,
	2006	2005

Federal statutory rate	-34.0%	-34.0%
Foreign tax rate benefit	12.0%	12.0%
Provincial tax	-8.5%	-8.9%
Permanent differences	-0.4%	-1.0%
Change in valuation allowance	30.9%	31.9%
Net	0.0%	0.0%

NOTE 10 - ICE ROCKS PURCHASE

On April 8, 2004, Waterbank entered into an asset purchase agreement wherein the business assets of a French company related to the production of spring water ice cubes were acquired. The assets purchased were the intellectual property behind the name Ice Rocks, some production equipment and inventory housed in France, twelve patents from different countries, a variety of trademarks, and a variety of internet domain names. The consideration for this purchase was 1,861,190 shares of Waterbank Common Stock - Series A.

Ice Rocks had developed and patented a sealed container for the ice cubes, and had developed a commercial process for production of the ice cubes. There was no distribution in place and all production stopped in August 2003 because they were simply building up inventory that they would not be able to sell.

Waterbank performed an analysis of this purchase and determined that while there were inputs such as long lived assets and intellectual property, and there was a manufacturing process in place, there were no employees, there was no process to get the product to the customers, and there was correspondingly no output of the product. Therefore, in accordance with Emerging Issues Task Force (EITF) Issue No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, it was determined that Waterbank had purchased assets, not a business.

To value this asset purchase, Waterbank used the guidance found in the SEC Staff Accounting Bulletin ("SAB") No. 5, Accounting for Nonmonetary Transactions with Owners and Promoters. As the seller received a significant percentage of the Company in this transaction, it was determined that he retained effective control of those assets. Under SAB No. 5, the assets purchased were recorded by Waterbank at the historic cost of the seller, or $247,763, plus legal costs specific to this transaction for a total purchase price of $405,693.

NOTE 11 - NEW BRUNSWICK SPRING

On July 28, 2005, the Company entered into an agreement in which it would purchase a working drinking water spring in New Brunswick, Canada (the "Spring"). The counterparties to the purchase agreement

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

included an individual who held $300,000 of Waterbank convertible notes payable. The purchase price was $1,062,419, and was paid by the issuance of 857,143 shares of Common Stock - Series A, 85,714 options to purchase shares of Waterbank for $0.87 per share, a note payable to the seller ("Investor") in the amount of $344,250, assumption of certain legal fees and liabilities and $20,250 cash. The shares were valued at $0.14 per share, or $122,472. This value was based on other transactions that were occurring at the time. The options were valued using the Black Scholes model, and it was determined they had no value. As part of its purchase of the Spring, Waterbank also agreed to assume the note payable to the Investor of $526,500.

Cash	$20,250
Debentures	344,250
Common A shares	122,472
Purchase debenture	526,500
Accrued expenses	7,434
Legal expense	41,513

$1,062,419

The Company bought the land that contained the spring, a building in which the water bottling was conducted, certain bottling equipment, and other miscellaneous furniture and equipment. In addition, as the Spring was fully functional prior to foreclosure by the bank, there were standards and practices in place to bottle the water and deliver it to customers, and access to certain supervisors who could oversee the operation. There was also access to customers who would buy the water.

In light of these facts and circumstances, and in accordance with Emerging Issues Task Force ("EITF") 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the Company determined that it had bought a business, and accounted for the purchase as prescribed in SFAS 141, Business Combinations. Under SFAS 141, the Company allocated the purchase price to the fair value of the assets acquired and determined there was no goodwill resulting from this purchase. Following is the allocation of the purchase price.

Land	$135,628
Building	339,070
Bottling equipment	587,721

$1,062,419

Over the next several months, the Company planned to commence the principal operations of the Spring, but never obtained the financing to begin full-scale operations. During this time, the original Investor of

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

the Spring continued putting money into the Spring to maintain the equipment, pay certain employees, and to otherwise keep the Spring operational.

Troubled Debt Restructuring

In December 2005, it became clear that Waterbank would be unable to meet its obligations to the Investor. As a result, negotiations commenced in which, among other things, it was determined that Waterbank would give the Spring back to the Investor in exchange for the Investor forgiving all Waterbank's indebtedness to him. In addition, the Investor agreed to pay Waterbank $397,337 cash to re-obtain the Spring.

Since the Investor gave concessions that he would not have otherwise given without the existence of the financial hardship of Waterbank, this transaction was determined to be a troubled debt restructuring in accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings.

On February 11, 2006, the date the deal was executed, Waterbank owed the Investor $1,965,162. The carrying value of the Spring on Waterbank's books was $1,000,727. After payment of certain legal and accounting costs, the net difference was a gain to Waterbank of $810,547, or $0.10 per share. This was recorded as a gain on troubled debt restructuring.

The operations of the Spring were consolidated with Waterbank beginning on the date of purchase, July 28, 2005 and ending on February 11, 2006.

Agreements for Water Supply and Ice Cube Manufacture

At the time of the troubled debt restructuring, Waterbank also negotiated certain agreements with the Investor. These agreements gave Waterbank the right to half of the expected water output of the Spring, or 800,000,000 liters of water, per year. The Investor also agreed to purchase a secured ice cube manufacturing machine to produce ice cubes for Waterbank for a price up to $517,260.

In exchange, Waterbank granted an option to the Investor to buy up to 1,714,286 shares of Company stock for $0.77 per share. These options were given a value of $256,016 using the Black-Scholes single option model with the following inputs:

Stock value on date of grant	$0.39
Expected life in years	5 years
Stock price volatility	100%
Risk free interest rate	3.25%
Dividends during term	None

Waterbank also agreed to purchase a certain amount of ice cubes from the Spring each year. Failure to purchase the specified minimums of ice cubes from the Spring would result in the requirement for Waterbank to pay for the ice cube machine and pay a penalty of $431,050 to the Spring. At the time of the

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

agreements, it was expected that Waterbank would begin selling the ice cubes, and the minimums would be met. As a result, there was nothing recorded by Waterbank regarding these unconditional purchase commitments. The agreements were for a term of 20 years and the minimum purchases under them follows:

Minimum
Purchase

Year one	$431,050
Year two	862,100
Year three	1,724,200
Year four	3,448,400
Year five	4,310,500
Remainder per year	6,896,800

On October 11, 2006, the Company reached an agreement with the Investor wherein the above minimum purchase requirements were cancelled. See Note 15.

NOTE 12 - REPORTABLE SEGMENTS

Reportable segment information is as following:

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

		Ice Cubes
	Drinking	and
	Water	Corporate	Total
Year Ended September 30, 2006
Net sales	$342,897		$342,897
Expenses	(356,133)	$(2,296,217)	(2,652,350)
Interest expense		(551,552)	(551,552)
Net income (loss)	(13,236)	(2,847,769)	(2,861,005)

Year Ended September 30, 2005
Net sales	279,169		279,169
Expenses	(274,377)	(1,205,323)	(1,479,700)
Interest expense		(155,900)	(155,900)
Net income (loss)	4,792	(1,361,223)	(1,356,431)

September 30, 2006
Property and equipment, net	$251,989	$320,218	$572,207
Patents, trademarks and other intangibles, net		167,129	167,129
Deferred finance charges		3,958	3,958
Deposits		31,169	31,169
Total assets	312,359	1,089,309	1,401,668

September 30, 2005
Property and equipment, net	$202,459	$1,294,898	$1,497,357
Patents, trademarks and other intangibles, net		172,879	172,879
Deferred finance charges		123,353	123,353
Deposits		2,618	2,618
Total assets	271,312	1,795,947	2,067,259

NOTE 13 - RELATED PARTY ACTIVITY

The Company has an arrangement with a shareholder in which the shareholder makes introductions and gives advice regarding financing for the Company. The individual and his company invoiced Waterbank for these services. Waterbank recognized cost to this shareholder of $196,161 and $196,093 in 2006 and 2005, respectively. On December 9, 2005, to pay all the then outstanding invoices, the Company issued 214,286 shares of Series A Common stock to this individual. The value of the shares was $83,749. On May 31, 2006, the Company granted 57,143 shares to this shareholder. The value of these shares was $23,578.

Another shareholder provides service to the Company in the form of finding deals and acting as an advisor to management. He was instrumental in the purchase and disposal of the New Brunswick spring. In connection with the New Brunswick transaction, he was paid $86,630 as a commission. Additionally, he received 857,143 shares of Series A Common stock related to Waterbank's purchase of the Spring. The value of these shares was $122,479. A company he owns was also paid $48,234 for storage fees during the year ended September 30, 2006.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

A company controlled by the founding shareholder of Waterbank was paid consulting fees of $109,305 and $65,723 during the years ended September 30, 2006 and 2005, respectively.

Another shareholder was paid consulting fees of $262,861 in 2006, including 1,000,000 shares of Class A Common stock with a value of $112,730 and options with a value of $20,754. In 2005, this shareholder was paid $49,189.

Another related party was paid consulting fees of $136,894 in 2006, including options with a value of $20,754. In 2005, this shareholder was paid $35,548.

Another related party was paid consulting fees of $27,791 and $17,175 during the years ended September 20, 2006 and 2005, respectively.

Another shareholder provides legal services to the Company. On April 6, 2006, this shareholder was granted 71,428 shares of Class A Common stock with a value of $28,182. The shareholder's firm was paid $255,327 and $52,489 during the years ended September 30, 2006 and 2005, respectively.

Another shareholder also provides legal services to the Company. On April 25, 2006, this shareholder was granted 71,428 shares of Class A Common stock with a value of $28,718.

Another shareholder provides services in the form of acting as a liaison with the Company's French affiliates and contractors. His company was paid $27,511 and $43,815 in the years ended September 30, 2006 and 2005, respectively.

Two shareholders advanced a bridge loan to the Company on August 9, 2006 in the amount of $350,000. The outstanding balance on this loan at September 30, 2006 was $356,667. In addition to repaying the principal and interest on this loan on October 18, 2006, the shareholders each received 5,714 shares of Waterbank Class A Common stock with a combined value of $11,429.

Another shareholder was paid $306,100 in advisory fees related to the raising of capital financing for the Company in June 2006.

The Board of Directors has approved, and the Company has paid bonuses and moving allowances to certain shareholders in excess of the amounts specified in their respective employment agreements. The Company also maintains a residence for the use of certain shareholders.

NOTE 14 - REVERSE MERGER

On October 18, 2006, Waterbank completed a reverse takeover of Autostrada, a publicly traded company. To effect the reverse takeover, all shareholders of Waterbank exchanged one share of Waterbank for one Preferred share of a newly-formed Canadian subsidiary of Autostrada. Each 3.5 Preferred shares of the new subsidiary are convertible into one share of Autostrada. Most shareholders converted into Autostrada shares, however several of the old Waterbank shareholders did not convert shares of the subsidiary into Autostrada shares.

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

As part of the reverse merger transaction, the entire quantity of Autostrada shares that the subsidiary's Preferred shares were convertible into was issued to a trustee. Upon conversion, the trustee is instructed to transfer the correct quantity of Autostrada shares to the party converting the Preferred shares. Since the Autostrada shares have been issued to the trustee, and are outstanding, the accompanying financial statements reflect the entire amount of shares held by the trustee. The Preferred shares of the subsidiary are not presented because these shares do not participate in earnings and have no voting rights.

Accordingly, all share and option quantities in the accompanying financial statements and notes thereto have been presented at the new lower share count, after conversion.

At the conclusion of this transaction, assuming conversion of all Preferred shares and all convertible debentures, old shareholders of Waterbank owned 23,529,412 shares, or 58% of Autostrada. In connection with this reverse merger, all 7,644,724 Waterbank options that were issued and outstanding immediately prior to the merger were cancelled. Autostrada then issued 1,500,000 options, with 750,000 options granted to one individual and the remaining 750,000 options granted to the old Waterbank option holders according to their proportion of the total options that were cancelled.

Concurrent with the above transaction, the Company closed a private placement of its shares and raised $3,300,000, less offering costs and fees.

The private placement consisted of (i) 4,600,000 shares of Company Series A Convertible Preferred Stock and 1,150,000 warrants to purchase 1,150,000 shares of the Company's common stock, for aggregate consideration of $2,300,000, and (ii) 2,000,000 shares of Company common stock, for aggregate consideration of $1,000,000. Each share of Preferred Stock is convertible on a 1:1 ratio into shares of common stock, and the warrants are exercisable at an exercise price of $1.00 per share. The Preferred shares pay a dividend of 6% and automatically convert into shares of common stock at the earlier of certain triggering events or six months from the closing of the private placement provided there is then an effective registration statement on file with the Securities and Exchange Commission and, in any event, on the two-year anniversary of the private placement.

NOTE 15 - SUBSEQUENT EVENTS

On June 4, 2007, the Company entered into a letter of intent providing it with a one-year option to acquire a spring located in the Province of Quebec, Canada for cash and restricted securities of Waterbank Common Stock. In connection with the closing of the acquisition, the Company will obtain a Provincial Permit to extract more than 100,000,000 liters per year of water, timber assets consisting of more than 5,000 pine trees, and raw land exceeding one million square feet.

On May 2, 2007 the Company received a bridge loan from a shareholder in the amount of $240,000. The bridge loan matures July 31, 2007 and pays interest at 9% per annum. In connection with the bridge note, the Company issued 30,000 shares of Common stock to the shareholder.

On April 22, 2007, the Company entered into an agreement with a financial advisor wherein the advisor would try to raise equity capital for the Company. In conjunction with that agreement, the Company

WATERBANK OF AMERICA INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2006 and
For the Years Ended September 30, 2006 and 2005

granted the advisor 245,902 shares of Common stock and 1,500,000 warrants to purchase Common stock at $0.50 per share. Related to this arrangement, the Company also granted 100,000 warrants to purchase Common stock for $0.50 per share to a shareholder who made the introduction between the Company and the advisor.

At various times between January and May 2007, the Company entered into various distribution agreements that pay the distributors a percentage of the sales they generate and require minimum monthly payments to the distributors ranging from $500 to $3,000 per month. The total minimum monthly commitment related to these agreements is $5,600. The contracts are cancelable by either party with a one month notice.

On January 22, 2007, the Company entered into an agreement with a financial consultant wherein the financial consultant, in addition to cash compensation, would receive 500,000 shares of Common stock. On January 22, 2007, the first 125,000 shares were issued.

On January 17, 2007, the Company received a bridge loan from a shareholder in the amount of $260,000. The bridge loan matures April 17, 2007 and pays interest at 8% per annum. In connection with the bridge loan, the Company issued an additional 30,000 shares and paid a facility fee of $10,000 to the shareholder.

On January 8, 2007, the Company entered into a two year consulting agreement wherein the consultant was granted 500,000 options to purchase Company stock for $0.85 per share. The life of the option is 3 years. Additionally, the consultant will receive cash compensation of $60,000 during the first year and $100,000 during the second year.

On October 30, 2006, the Company granted options to two shareholders to purchase 1,250,000 shares of common stock at an exercise price of $0.50.

On October 30, 2006, the Company entered into a consulting agreement with a shareholder wherein the shareholder will act as a consultant for the Company. In exchange, the shareholder will be paid $10,000 per month and receive options to purchase 500,000 shares of Common stock for $0.50 per share.

On October 11, 2006, the party who now owns the New Brunswick spring agreed to terminate the previous agreements for water rights and ice cube manufacture. He agreed to cancel the option for 1,714,286 shares, and to not impose the $448,450 penalty for Waterbank's failure to purchase the specified amount of water from him. The parties reached a new agreement whereby Waterbank would buy the ice cube manufacturing machine and have it installed at the Spring. Waterbank would also issue 142,857 shares of Class A common stock and an option to purchase up to 214,286 shares of stock.

On October 9, 2006, the financial advisor whom was owed 18,571 shares per month for services agreed to settle the outstanding amount due to them through the issuance of 142,857 shares of Waterbank Class A common stock. On October 9, 2006, Waterbank will record a gain of $90,946 for the difference between the amount it had established as a liability and the value of the 142,857 shares that it took to eliminate this obligation.

(b) Pro Forma Financial Statements.

			Pro Forma Adjustments
	Historical		Effect of		Effect of
	September 30, 2006		Private Placement		Discontinued		Pro Forma
	Waterbank	Autostrada	And Merger		Operation		Combined
		(unaudited)	(unaudited)		(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,450	$1,008,963	$315,333	D	$(8,963)		$1,348,783
Accounts receivable	21,005	49,069			(49,069)		21,005
Related party receivables	235,583	-					235,583
Sales taxes receivable	82,438	-					82,438
Financing receivables	-	22,260			(22,260)		-
Inventories	22,964	512,807			(512,807)		22,964
Prepaid expenses and other	33,205	3,269			(3,269)		33,205
Deferred finance and offering costs	202,518	-			-		202,518
Total current assets	631,163	1,596,368	315,333		(596,368)		1,946,496

Property and equipment, net	572,207	53,005			(53,005)		572,207
Patents, trademarks and other intangibles, net	167,129	-					167,129
Non-current financing receivables	-	11,041			(11,041)		-
Deposits	31,169	2,600			(2,600)		31,169
Deferred tax asset	-	8,133			(8,133)		-
Indemnification agreement	-	-	100,000	A			100,000
Total assets	$1,401,668	$1,671,147	$415,333		$(671,147)		$2,817,001

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,647,685	$119,697			$(119,697)		$1,647,685
Sales tax payable	-	21,819			(21,819)		-
Customer bottle deposits	36,043	-					36,043
Line of credit	-	236,244			(236,244)		-
Related party bridge notes	356,667	1,293	$(356,667)	C	(1,293)		-
Related party convertible debentures	882,218	-	(882,218)	C			-
Current portion of convertible debentures	1,186,502	-	(1,087,177)	C			99,325
Due to Autostrada directors and executives	-	-	100,000	A	(100,000)		-
Total current liabilities	4,109,115	379,053	(2,226,062)		(479,053)		1,783,053

Convertible debentures	51,966	-	(74,426)				(22,460)
Notes payable related party	-	230,500			(230,500)		-
Total liabilities	4,161,081	609,553	(2,300,488)		(709,553)		1,760,593

Stockholders' equity (deficit):
Common stock - Series A	2,947,470	10,400	2,715,821	C, D	1,089,600	B	6,763,291
Additional paid in capital	-	1,106,412			(1,106,412)		-
Accumulated deficit	(5,542,777)	(55,218)			55,218		(5,542,777)
Other comprehensive income	(164,106)	-					(164,106)
Total stockholders' equity (deficit)	(2,759,413)	1,061,594	2,715,821		38,406		1,056,408
Total liabilities and stockholders' equity (deficit)	$1,401,668	$1,671,147	$415,333		$(671,147)		$2,817,001

A In connection with the consummation of the Share Exchange and Share Purchase Agreement, the former directors and executives agreed to an indemnification of Waterbank from all forms of liability arising from the operations of Autostrada prior to the transaction. The additional consideration for this indemnification was $100,000.

B This represents (1) the effect of discontinuing the Autostrada operation (2) an additional $1,000,000 investment that was made directly to Autostrada that carried over to the new company and (3) cancellation of $100,000 payable to old Autostrada directors and executives in exchange for spinning off the old Autostrada operation to them.

C Concurrent with the transaction as described, all Waterbank bridge notes and convertible debentures except one automatically converted to common stock.

D This is the effect of the acceptance by Waterbank of the share subscriptions and accrual of fees and expenses related to the merger and sale of shares.

	Historical
	Year Ended
	September 30, 2006		Pro Forma		Pro Forma
	Waterbank	Autostrada	Adjustment (B)		Combined
		(unaudited)	(unaudited)		(unaudited)

Net Sales	$342,897	$1,114,638	$(1,114,638)		$342,897
Cost of sales	(218,266)	(1,014,142)	1,014,142		(218,266)
Gross profit	124,631	100,496	(100,496)		124,631
Selling expenses	264,231	7,391	(7,391)		264,231
General and administrative expenses	3,082,353	72,609	(72,609)		3,082,353
Income (loss) from operations	(3,221,953)	20,496	(20,496)		(3,221,953)
Interest expense	(551,552)	(10,895)	10,895		(551,552)
Gain on modification and settlement of debt	101,953	-	-		101,953
Gain on troubled debt restructuring	810,547	-	-		810,547
Income (loss) before income taxes	(2,861,005)	9,601	(9,601)		(2,861,005)
Income tax (expense) benefit	-	-	-		-
Net income (loss) before discontinued operation	(2,861,005)	9,098	-		(2,851,907)
Discontinued operation					-
Net earnings			(9,601)		(9,601)
Gain on disposal			38,406		38,406
Net income (loss)	$(2,861,005)	$9,098	$28,805		$(2,823,102)

Basic and diluted
Loss before discontinued operation	$(0.36)	$0.00			$(0.07)
Discontinued operation			$0.00		0.00
Net loss per share	$(0.36)	$0.00	$0.00		$(0.07)

Weighted average shares outstanding:
Basic and diluted	7,941,636	8,400,000	29,621,748	A	43,144,260

(A) These additional shares are the result of the Share Exchange and Share Purchase Agreements, the acceptance of the new subscription agreements and the conversion of Waterbank convertible debentures into shares of common stock.

(B) This pro forma adjusment is to present Autostrada as a discontinued operation.

	Historical
	Year Ended
	September 30, 2005		Pro Forma		Pro Forma
	Waterbank	Autostrada	Adjustment (B)		Combined
		(unaudited)	(unaudited)		(unaudited)

Net Sales	$279,169	$4,075,316	$(4,075,316)		$279,169
Cost of sales	(181,147)	(3,754,979)	3,754,979		(181,147)
Gross profit	98,022	320,337	(320,337)		98,022
Selling expenses	(210,279)	(35,760)	35,760		(210,279)
General and administrative expenses	(1,088,274)	(257,855)	257,855		(1,088,274)
Gain (loss) from operations	(1,200,531)	26,722	(26,722)		(1,200,531)
Interest expense	(155,900)	(17,524)	17,524		(155,900)
Income (loss) before income taxes	(1,356,431)	9,198	(9,198)		(1,356,431)
Income tax (expense) benefit	-	(100)	100		-
Net income (loss) before discontinued operation	(1,356,431)	9,098			(1,347,333)
Discontinued operation					-
Net earnings			(9,098)		(9,098)
Gain on disposal			38,406		38,406
Net income (loss)	$(1,356,431)	$9,098	$29,308		$(1,318,025)

Basic and diluted
Loss before discontinued operation	$(0.26)	$0.00			$(0.03)
Discontinued operation			$0.00		0.00
Net loss per share	$(0.26)	$0.00	$0.00		$(0.03)

Weighted average shares outstanding:
Basic and diluted	5,122,512	8,400,000	29,621,748	A	43,144,260

(A) These additional shares are the result of the Share Exchange and Share Purchase Agreements, the acceptance of the new subscription agreements and the conversion of Waterbank convertible debentures into shares of common stock.

(B) This pro forma adjusment is to present Autostrada as a discontinued operation.

(d) Exhibits:

2.1    Share Exchange and Share Purchase Agreement among, inter alia, Autostrada Motors, Inc., 2113261 Ontario Inc., and Water Bank of America Inc.

Exhibit A - List of Shareholders

Exhibit B - Exchange and Voting Agreement

Exhibit C - Support Agreement

3.1    Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock

3.2    Amend Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock

3.3    Articles of Amendment to Articles of Incorporation

3.4    Articles of Incorporation of Water Bank of America Inc.

3.5    Form 4 Amending Articles of Incorporation of Water Bank of America Inc.

3.6    Form 4 Amending Articles of Incorporation of Water Bank of America Inc.

3.7    Bylaws of Water Bank of America Inc.

3.8    Articles of Incorporation of Eau de Source Vita (2000) Inc.

3.9    Bylaws of Eau de Source Vita (2000) Inc.

10.1    Agreement Relating to the Contribution of Goodwill and Various Assets dated April 8, 2004, among Ice Rocks, Ice Rocks Participations, Colbert Foncier, Thierry Lacan, and Bruno Ledoux, on the one hand, and Water Bank of America Inc..

10.2    Assistance Agreement between Eau de Source Vita (2000) Inc., Water Bank of America Inc. and Ice Rocks dated April 8, 2004.

10.3    The Addendum to Assistance Agreement dated September 17, 2004.

10.4    Agreement Amending The Assistance Agreement dated April 8, 2004 and The Addendum dated September 17, 2004

10.5    Share Purchase By Mutual Agreements of the Shares of North American Spring Water (N.A.S.W.) Inc., between 3841944 Canada Inc. and N.A.S.W. dated May 10, 2002. (Acquisition of Gatineau Spring).

10.6    Rollover Agreement Between 3841944 Canada Inc. and Water Bank of America dated August 16, 2002.

10.7    Addendum to Rollover Agreement dated February 3, 2006.

10.8    Manufacture Sub-Contract between Societe Sofabo and Water Bank of America Inc. dated October 27, 2004.

10.9    Manufacture Sub-Contract between Ice Rocks and Societe Sofabo dated February 26, 2001.

10.10    Addendum to Manufacturing Sub-Contract between Societe Sofabo and Water Bank of America Inc dated May 3, 2005.

10.11    Addendum to Manufacturing Sub-Contract between Societe Sofabo and Water Bank of America Inc dated May 9, 2005.

10.12    Sofabo Attestation dated September 29, 2006.

10.13    Agreement of Sale of Share dated July 28, 2005, among Yves Theriault, Bruno St-Onge, Gestion Bruno St-Onge Inc., Water Bank of America Inc. and 4287762 Canada Inc. and Annexes.

10.14    Sale of Shares Agreement dated February 11, 2006, between Water Bank of America Inc. and Antirouille Metropolitain Canada Ltee and Annexes.

10.15    License Agreement dated February 11, 2006, between Water Bank of America Inc. and 4287762 Canada Inc.

10.16    Agreement for Supply of Water dated February 11, 2006, between Water Bank of America Inc. and 4287762 Canada Inc.

10.17    Agreement for the Manufacture of Secured Spring Water Ice Cubes and Bottled Water dated February 11, 2006, between Water Bank of America Inc. and 4287762 Canada Inc.

10.18    Second Addendum to Agreement for Supply of Water and First Addendum Agreement for the Manufacture of Secured Spring Water Ice Cubes and Bottled Water dated October 10, 2006, between Water Bank of America Inc. and 4287762 Canada Inc.

10.19    Amended Secured Convertible Debenture granted in favor of 4186486 Canada Inc. by Water Bank of America Inc. dated October 20, 2005 together with letters of confirmation of partial acquittance

10.20    Employment Agreement dated September 1, 2006 between Water Bank of America Inc. and Jose Francisco Klujsza

10.21    Employment Agreement dated June 1, 2006 between Water Bank of America Inc. and Stewart B. Levitan

10.22    Employment Agreement dated June 1, 2006 between Water Bank of America Inc. and Jean Jean Pelletier

10.23    First Amendment to Employment Agreement dated June 19, 2006 between Water Bank of America Inc. and Jean Jean Pelletier

10.24    Employment Agreement dated June 1, 2006 between Water Bank of America Inc. and Robert P. Pelletier

10.25    Consulting Agreement effective June 1, 2006 between Water Bank of America Inc. and Michael Borkowski [to come.]

10.26    Placement Agent Agreement dated June 14, 2006 between Water Bank of America Inc. and Kingsdale Capital Markets (USA) Inc.

10.27    First Amendment to Placement Agent Agreement dated August 1, 2006 between Water Bank of America Inc. and Kingsdale Capital Markets (USA) Inc.

10.28    Second Amendment to Placement Agent Agreement dated September 30, 2006 between Water Bank of America Inc. and Kingsdale Capital Markets (USA) Inc.

10.29    Form of Investor's Warrant Agreement

10.30    Form of Placement Agent's Warrant Agreement

10.31    Warrant Agreement between Waterbank of America (USA) Inc. and Quantum Merchant Bankers, LLC

10.32    Office Space Lease Agreement dated June 2, 2006 between Estoril Incorporated, a Florida corporation, as Landlord, and Water Bank of America Inc., as Tenant.

10.33    Indemnification Agreement of Douglas W. Fry, Stephen R. Fry and Travis T. Jenson in favor of Water Bank of America Inc.

Documents Incorporated by Reference:

10-SB Registration Statement filed with the Securities and Exchange Commission on December 14, 2004, and as amended on February 9, 2005, March 1, 2005 and March 21, 2005.

Part I, Item 8: Description of Securities.

10-KSB Annual Report for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006.

Part I, Item 1: Business.

10-QSB Quarterly Report for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on August 9, 2006, and 10-QSB Quarterly Report for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on October 17, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007	WATERBANK OF AMERICA (USA) INC. By: /s/ MICHEL P. PELLETIER MICHEL P. PELLETIER President and Chief Executive Officer